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                                                                Exhibit (23)(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Seligman Investment Grade Fixed Income Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 333-63546 on Form N-1A of our report dated November 23, 2005, relating to the financial statements of Seligman Investment Grade Fixed Income Fund, Inc., appearing in the Annual Report to Shareholders of Seligman Investment Grade Fixed Income Fund, Inc. for the year ended September 30, 2005, which is incorporated by reference in the Statement of Additional Information, which is incorporated by reference in the Prospectus which is part of such Registration Statement, and to the references to us under the captions "General Information - Independent Registered Public Accounting Firm" in the Statement of Additional Information and "Financial Highlights" in the Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

New York, New York
January 25, 2006